UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2022

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11555 Sorrento Valley Road, Suite 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2022, Organovo Holdings, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Organovo Holdings Inc. 2022 Equity Incentive Plan (the “Plan”).

The Company’s Board of Directors previously approved, subject to stockholder approval, the Plan. The Plan will replace the Company’s current plan, the Organovo Holdings, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), and the Company will cease granting awards under the 2012 Plan and any shares remaining available for future issuance under the 2012 Plan will be cancelled and will no longer be available for future issuance.  The 2012 Plan will continue to govern awards previously granted under it. At the time the Board of Directors approved the Plan, an aggregate of 1,363,000 shares of the Company’s common stock were initially reserved for issuance under the Plan. The Company committed to reducing the new Plan share reserve by the number of shares that were granted under the 2012 Plan and the Company’s 2021 Inducement Equity Incentive Plan (the “2021 Inducement Plan”) between July 25, 2022 and October 12, 2022.From July 25, 2022 to October 12, 2022, the Company issued 126,262 shares of its common stock under the 2012 Plan. As a result, the number of shares reserved for future issuance under the Plan is 1,236,738 shares of our common stock.  The Company also committed to reducing the aggregate number of shares of its common stock issuable pursuant to the 2021 Inducement Plan from 750,000 shares to 51,000 shares (which includes 50,000 shares of its common stock issuable pursuant to an outstanding option to purchase common stock with an exercise price of $2.75 per share, leaving only 1,000 shares available for future issuance under the 2021 Inducement Plan) and the share reserve was reduced effective October 12, 2022.

The Plan became effective immediately upon stockholder approval at the Annual Meeting. A more complete summary of the terms of the Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 22, 2022 (the “Proxy Statement”). Such summary is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on October 12, 2022. Of the 8,712,018 shares of the Company’s common stock issued and outstanding as of the September 7, 2022 record date, 3,681,362 shares, or 42.26%, constituting a quorum, were represented at the Annual Meeting either virtually or by proxy.

A description of each proposal voted upon at the Annual Meeting is described in detail in the Proxy Statement. Set forth below is a brief description of each proposal voted upon at the Annual Meeting and the voting results with respect to each proposal.

(1) Election of Directors. The Company’s stockholders elected Douglas Jay Cohen and David Gobel as Class II directors, each to hold office until the 2025 Annual Meeting of Stockholders and until his respective successors is elected and qualified. The following table shows the tabulation of the votes cast “For” and “Withheld” for each of Mr. Cohen and Mr. Gobel as well as the “Broker Non-Votes” submitted for this proposal:

Director	For	Withheld	Broker Non-Votes
Douglas Jay Cohen	1,845,765	90,962	1,744,635

Director	For	Withheld	Broker Non-Votes
David Gobel	1,879,778	56,949	1,744,635

(2)Ratification of Auditors. The Company’s stockholders ratified the appointment of Mayer Hoffman McCann P.C.as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023, with the approval of 98.36% of the votes cast. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” submitted for this proposal:

For	Against	Abstentions
3,586,628	59,677	35,057

(3)Advisory Vote on the Compensation of Named Executive Officers. The Company’s stockholders, on a non-binding, advisory basis, approved the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, with the approval of 92.40% of the votes cast. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” and “Broker Non-Votes” submitted for this proposal:

For	Against	Abstentions	Broker Non-Votes
1,758,846	144,674	33,207	1,744,635

(4)2022 Equity Incentive Plan. The Company’s stockholders approved the Plan, as described in the Proxy Statement, with the approval of 94.35% of the votes cast. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” and “Broker Non-Votes” submitted for this proposal:

For	Against	Abstentions	Broker Non-Votes
1,800,282	107,721	28,724	1,744,635

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Organovo Holdings, Inc. 2022 Equity Incentive Plan.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2022	ORGANOVO HOLDINGS, INC.

	By:	/s/ Keith Murphy
Keith Murphy
Executive Chairman